Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated June 26, 2020, relating to the balance sheet of DMY Technology Group Inc. II as of June 24, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 18, 2020 (inception) through June 24, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 3, 2020